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                                                           EXHIBIT NO. EX-99.i.1
[STRADLEY                                    STRADLEY RONON STEVENS & YOUNG, LLP
 RONON LOGO]                                            2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone  (215) 564-8000
                                                              Fax (215) 564-8120

BRUCE G. LETO
BLeto@stradley.com
215-564-8115

                                October 28, 2005



The UBS Funds
One North Wacker Drive
Chicago, IL  60606


     Re:  LEGAL OPINION - SECURITIES ACT OF 1933

Ladies and Gentlemen:

     We have examined the Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") of The UBS Funds (the "Trust"), a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the Trust, all as amended to date, and the various pertinent corporate proceedings that we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share. The Trust is currently authorized by the Declaration to issue shares of the series designated as the UBS Emerging Markets Debt Fund, UBS Emerging Markets Equity Fund, UBS Global Allocation Fund, UBS Global Bond Fund, UBS Global Equity Fund, UBS High Yield Fund, UBS International Equity Fund, UBS U.S. Bond Fund, UBS U.S. Large Cap Equity Fund (formerly, UBS U.S. Equity Fund), UBS U.S. Large Cap Growth Fund, UBS U.S. Real Estate Equity Fund, UBS U.S. Small Cap Equity Fund, UBS U.S. Small Cap Growth Fund, UBS U.S. Large Cap Value Equity Fund (formerly, U.S. Value Equity Fund), UBS Dynamic Alpha Fund and UBS Absolute Return Bond Fund.

     The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.



        PHILADELPHIA, PA - MALVERN, PA - WILMINGTON, DE - CHERRY HILL, NJ
                                - WASHINGTON, DC

                  A Pennsylvania Limited Liability Partnership
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October 28, 2005
Page 2


     The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

     We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP

                                BY: /s/ BRUCE G. LETO
                                   ------------------------------------------
                                   Bruce G. Leto, a Partner